As filed with the Securities and Exchange Commission on August 30, 1996
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                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               --------------------
                         APPLIED VOICE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

             Washington                            91-1190085
   (State or other jurisdiction        (I.R.S. Employer Identification No.)
 of incorporation or organization)

                              11410 N.E. 122nd Way
                           Kirkland, Washington 98034
               (Address of Principal Executive Offices)(Zip Code)

                         1989 RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                               RICHARD J. LAPORTE
                         Applied Voice Technology, Inc.
                 Chairman, President and Chief Executive Officer
      11410 N.E. 122nd Way; Kirkland, Washington 98034;(206) 820-6000
            (Name, address and telephone number of agent for service)
                              --------------------
                                    Copy to:
         CHARLES J. KATZ, JR.;Perkins Coie 1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099

                              --------------------
                         CALCULATION OF REGISTRATION FEE
- ------------  ------------ -------------  ----------- ------------------
 Title of      Number to     Proposed       Proposed
Securities      Offering     Maximum        Maximum
 to Be           Price       Aggregate      Offering       Amount of
Registered     Registered   Per Share(1)    Price(1)    Registration Fee
- ------------  ----------- --------------- ------------ -----------------
Common Stock,
par value
$.01 per
 share.          700,000       $11.94      $8,358,000       $2,883
- ------------  ----------- --------------- ------------ ------------------
- -------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $11.94 based on the average of the high and low price for the Common Stock in the over-the-counter market on August 26, 1996 as reported by the Nasdaq National Market.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1989 Restated Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

                                    PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995,

  (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

  (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 15, 1994, under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23.B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 11 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

         The Registrant has also entered into indemnity agreements pursuant to which it has agreed, among other things, to indemnify its directors and executive officers against certain liabilities. In addition, the Registrant has secured an insurance policy on behalf of its directors and executive officers for any liability arising out of his or her actions in such capacity.

Item 8.  EXHIBITS

       Exhibit
        Number                                 Description
- ----------------------- ------------------------------------------------------
         5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

         23.1           Consent of Arthur Andersen LLP (see page II-5)

         23.2 Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

         24.1           Power of Attorney (see Signature Page)

         99.1* 1989 Restated Stock Option Plan (as Restated and Amended on August 4, 1995 and February 1, 1996)



     * Filed with the Commission as Appendix A to the Company's proxy statement, dated April 16, 1996, and is incorporated herein by reference.


Item 9.  UNDERTAKINGS

 A.       The undersigned Registrant hereby undertakes:

   (1) To file during any period in which offers or sales are being made, post-effective amendment to this Registration Statement.

     (i)      To include any prospectus required by Section 10(a)(3)
                   of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on the 30th day of August, 1996.
                         APPLIED VOICE TECHNOLOGY, INC.


                                 Richard J. LaPorte
                         By ________________________________
                            Richard J. LaPorte
                            President and Chief Executive Officer

                           POWER OF ATTORNEY

         Each person whose signature appears below authorizes and appoints Richard J. LaPorte and Roger A. Fukai, or either of them, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 30th day of August, 1996 in the capacities indicated.

                    Signatures                               Title
   -------------------------------------------   -----------------------------

                                                    President, Chief Executive
                Richard J. LaPorte                  Officer and Director
      -------------------------------------        (Principal Executive Officer)
                Richard J. LaPorte

                                                    Senior Vice President of
                                                    Finance and Administration
                                                    and Chief Financial Officer
                                                    (Principal Financial and
                 Roger A. Fukai                      Accounting Officer)
      -------------------------------------
                 Roger A. Fukai

                James S. Campbell
      -------------------------------------         Director
                James S. Campbell

                 Dennis F. King
      -------------------------------------         Director
                 Dennis F. King

                Robert L. Lovely
      -------------------------------------         Director
                Robert L. Lovely

                 William L. True
      -------------------------------------         Director
                 William L. True

                         CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Applied Voice Technology, Inc. 1989 Restated Stock Option Plan of our report dated January 24, 1996 with respect to the financial statements of Applied Voice Technology, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                     Arthur Andersen LLP





Seattle, Washington
August 30, 1996

                         INDEX TO EXHIBITS


  Exhibit                     Description
- ----------- -------------------------------------------------

    5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered


   23.1      Consent of Arthur Andersen LLP (See page II-5)


   23.2 Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)


   24.1      Power of Attorney (see Signature Page)


   99.1* 1989 Restated Stock Option Plan (as Restated and Amended on August 4, 1995 and
             February 1, 1996)




     * Filed with the Commission as Appendix A to the Company's proxy statement, dated April 16, 1996, and is incorporated herein by reference.